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                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED

                 AGREEMENT TO PARTICIPATE IN PROFITS AND LOSSES

         This Amended and Restated Agreement to Participate in Profits and Losses (this "RESTATED AGREEMENT") is dated March 12, 2004, by and between Cinemark USA, Inc. ("CINEMARK") and Alan W. Stock ("STOCK").

                                    RECITALS

         A. Cinemark is the owner or lessee of properties in the United States upon which it operates multiplex movie theatres.

         B. Cinemark and Stock entered into an Amended and Restated Agreement to Participate in the Profits and Losses effective June 19, 2002, (the "ORIGINAL AGREEMENT") pursuant to which Stock participates in the profits and losses of the theatres listed on Exhibit A attached hereto and hereby incorporated by reference (the "THEATRES").

         C. This Restated Agreement is being entered into in connection with the execution and delivery of the Merger Agreement, dated as of the date hereof, between Cinemark, Inc. and Popcorn Merger Corp. (the "MERGER AGREEMENT"), pursuant to which Popcorn Merger Corp. will merge with and into Cinemark, Inc., with Cinemark, Inc. continuing as the surviving corporation.

         D. Cinemark and Stock desire to amend and restate the Original Agreement in accordance with the terms and provisions contained herein.

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Cinemark and Stock agree as follows:

                                   AGREEMENTS

         1. TERM. The term (the "TERM") of this Agreement shall equal the term of the lease entered into by Cinemark for the Theatres, plus the term of any and all direct or indirect extensions or renewals thereof.

         2.       ALLOCATIONS.

                  (a) Operating Profits and Disposition Profits. Operating Profits and Disposition Profits for any fiscal year shall be allocated in the following order of priority:

                           (i) First, one hundred percent (100%) to Cinemark until the cumulative Operating Profits and Disposition Profits allocated pursuant to this Section 2(a) are equal to the total Operating Losses and Distribution Losses allocated pursuant to Section 2(b).

                           (ii) Second, to Cinemark and Stock in proportion to the cumulative Distributions of Net Cash from Operations and Net Cash from Dispositions which

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                  they have received (and to which they are entitled as of the end of the subject fiscal year) pursuant to Section 3(a) hereof.

                  (b) Operating Losses and Disposition Losses. Operating Losses and Disposition Losses for any fiscal year shall be allocated one hundred percent (100%) to Cinemark.

         3. DISTRIBUTIONS. Subject to Section 5 hereof, Cinemark hereby grants, bargains, sells, conveys and assigns to Stock a forty-nine percent (49%) participation in the Net Cash from Operations and Net Cash from Dispositions arising from the operation of the Theatres during the Term, after Cinemark has recouped one hundred percent (100%) of any investment by Cinemark in the Theatres plus interest on such amounts as more fully described below. Net Cash from Operations and Net Cash from Dispositions shall be distributed as follows:

                  (a)      Distribution of Net Cash from Operations. Subject to
         Section 5 hereof, Net Cash from Operations from the Theatres, to the extent reasonably deemed available by Cinemark for distribution, shall be distributed as follows:

                           (i) First, one hundred percent (100%) of the Net Cash from Operations from the Theatres to Cinemark until the cumulative Net Cash from Operations distributed to Cinemark is equal to Cinemark's Investment plus accrued interest on Cinemark's Investment at Cinemark's average annual borrowing rate compounded monthly; and

                           (ii) Second, fifty-one percent (51%) of the Net Cash from Operations from the Theatres to Cinemark and forty-nine percent (49%) of the Net Cash from Operations from the Theatres to Stock.

                  (b) Distributions of Net Cash from Disposition of the Theatres. Subject to Section 5 hereof, Net Cash Flow from Disposition of the Theatres, to the extent reasonably deemed available by Cinemark, shall be distributed as follows:

                           (i) First, one hundred percent (100%) of Net Cash from Dispositions from the Theatres to Cinemark until the cumulative Net Cash Flow from Operations from the Theatres distributed to Cinemark pursuant to Section 3(a) above, plus any portion of Net Cash from Disposition of the Theatres received under this Section 3(b)(i) is equal to Cinemark's Initial Investment plus accrued interest on Cinemark's Investment at Cinemark's average annual borrowing rate compounded monthly; and

                           (ii)     Second, any remaining Net Cash from
                  Disposition of the Theatres shall be distributed fifty-one percent (51%) to Cinemark and forty-nine percent (49%) to Stock.

                  (c) With respect to Section 3(a), Net Cash from Operations shall be distributed within 45 days after the end of each fiscal quarter and shall at least be an amount equal to each of Cinemark's and Stock's income taxes based upon such party's pro rata share of Net Cash from Operations.

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         4.       OPTION TO PURCHASE PROFIT INTEREST. If, at any time, or from time to time, Cinemark, Inc. (or a successor company by merger with Cinemark, Inc.) shall propose to register with the Securities and Exchange Commission (the "SEC") in a public offering on its own behalf or on behalf of any other security holder of Cinemark, Inc., or any of Cinemark, Inc.'s affiliates, its capital stock under the Securities Act of 1933, as amended (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan or a registration on Forms S-4 or S-8 or any successor form), Stock hereby grants to Cinemark, Inc. the option (the "CALL OPTION") to purchase the Stock profit participation interest contained herein. The Call Option may be exercised by Cinemark, Inc. by delivery of written notice of exercise of the Call Option (the "CALL NOTICE") to Stock at any time within thirty (30) days of the filing of any registration statement with the SEC. The purchase price (the "PURCHASE PRICE") shall be the greater of (i) the Minimum Payment (as defined herein) and
(ii) forty-nine percent (49%) of the amount of (1) the product of (a) Theatre Level Cash Flow for the preceding twelve-month period, adjusted for nonrecurring items of income or expense included therein, and (b) seven; plus (2) cash and the value of inventory associated with the Theatres; minus (3) necessary reserves mutually agreed upon by Stock and Cinemark (provided that both parties shall act reasonably); minus (4) accrued liabilities and accounts payable associated with the Theatres. The closing of the purchase of Stock's profit participation interest shall take place within thirty (30) days of the determination of the Purchase Price. At the closing, Cinemark, Inc. shall deliver the purchase price for the profit participation interest against delivery by Stock of a termination agreement terminating this Agreement in full.

         5. TERMINATION OF EMPLOYMENT. In the event Stock's employment with Cinemark, Inc. or Cinemark is terminated for other than Cause, as such term is defined in the Employment Agreement by and between Stock and Cinemark, Inc., the distribution contemplated by Section 3(a)(ii) or Section 3(b)(ii), as applicable, following the date of such termination shall be made to Cinemark and Stock in the specified percentages even if Cinemark has not recouped one hundred percent (100%) of Cinemark's Investment in the Theatres plus interest on such amounts, and thereafter such limitation shall be deemed deleted in its entirety from Section 3.

         6.       The following definitions shall apply to this Agreement:

                  "CINEMARK'S INVESTMENT" shall mean the aggregate total of (i) initial hard and soft costs paid to third parties for designing, developing, constructing, equipping and permitting for the Theatres (excluding the costs of day to day operation of the Theatres after opening to the general public for business), (ii) costs that are capitalized for maintaining, replacing or repairing capital items in the Theatres and (iii) Cinemark's aggregate allocation of Operating Losses and Disposition Losses in accordance with Section 2 hereof. Exhibit B attached hereto contains a summary for each Theatre of the investment costs relating to the items specified in (i) above.

                  "DISPOSITION" shall mean any sale, exchange, assignment, abandonment, condemnation (without rebuilding), destruction (without rebuilding), foreclosure or any other taxable disposition, whether voluntary or involuntary, of one or more of the Theatres.

                  "DISPOSITION LOSSES" shall mean all Losses attributable to Disposition of one or more Theatres.

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                  "DISPOSITION PROFITS" shall mean all Profits attributable to
Disposition of one or more Theatres.

                  "EXPENSES" shall be defined as all disbursements arising from the ownership, operation, repair (excluding capital repairs generally), and management of the theatre during such period, including, but not limited to, payroll expenses and benefits, sales taxes, payroll and other withholding taxes for employees working exclusively for the theatre, employee costs, supplies, janitorial serves and supplies, maintenance expenses, utility charges, insurance premiums, cost of concession items, rent expense, CAM, taxes, film rental, advertising and marketing expenses, and all other amounts reasonably expended in connection with the ownership, operation, and maintenance of the Theatres (excluding allocation of any corporate, general and administrative expenses or other expenses that are not allocated to all of Cinemark's theatres on a consistent basis).

                  "GROSS BOX OFFICE RECEIPTS" shall mean the total charges (whether for cash, credit or gift certificate) generated from operations at the Theatres for admission to, or use of, the auditoriums in the Theatres (including, but not limited to, group activity sales and tickets, internet/moviefone sales, vouchers and redeemed gift certificates) and any service charge or fee generated from operations at the Theatres, excluding however, (a) any and all appropriate taxes on such Gross Box Office Receipts required to be paid to any governmental authority, and (b) amounts credited or refunded to customers in the ordinary course of business.

                  "GROSS CONCESSION RECEIPTS" shall mean the total charges for all purchases or rentals (whether for cash, credit or gift certificates) at, in, from or with respect to the Theatres (whether made by any licensee or concessionaire and whether delivered at the Theatres or elsewhere) of any and all food and beverage items and any and all goods, wares or merchandise and shall include, without limitation (subject to the terms of this subsection
(iii)), all other revenues generated from operations at the Theatres, including promotional revenues; provided, however, any and all taxes on such Gross Concession Receipts required to be paid to any governmental authority shall be excluded. Gross Concession Receipts shall also include any and all net receipts (whether for cash or credit) from any vending machines, advertising of any kind, payphones and games or other amusement devices less any and all taxes on such charges required to be paid to any governmental authority, and less amounts credited or refunded to customers in the ordinary course of business.

                  "GROSS REVENUES" shall mean the sum of all revenues resulting from the operation of the theatres, including, but not limited to "gross box office receipts," and "gross concession receipts."

                  "MINIMUM PAYMENT" shall mean an amount equal to $8,705,678 less the aggregate amount of distributions made to Stock hereunder since the inception of this Restated Agreement.

                  "NET CASH" means, for each month or any other period for the Theatres as chosen by Cinemark, the sum of (i) all cash receipts generated at the Theatres, including without limitation, cash receipts from the operation of the Theatres and receipts from the sale of the Theatres, plus (ii) reserves set aside during prior periods which are no longer necessary as

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reserves, as determined by Cinemark in its reasonable discretion minus the sum of: (i) all expenditures of Cinemark respecting the Theatres, including without limitation, all expenses required to operate the Theatres, including without limitation film rental expense, costs of concession, salaries and benefits, janitorial services and supplies, general supplies, repairs and maintenance, repairs and replacements of a capital nature which are made by Cinemark, property taxes, insurance, common area maintenance, utilities, rent, security, other direct operating expense at the Theatres and a reasonable allocation to Cinemark for bulk purchases made by Cinemark for the Theatres' operations, all calculated in accordance with GAAP, provided that Net Cash shall specifically exclude allocation of any corporate general and administrative expenses or other expenses that are not allocated to all of Cinemark's theatres on a consistent basis, (ii) amounts required for payment of all outstanding current obligations of the Theatres, and (iii) amounts set aside for reserves for the Theatres, as determined by Cinemark. If Cinemark performs maintenance and repairs on the Theatres, such expenses shall only include the direct out-of-pocket expenses which are reasonable and consistent with the costs and expenses for similar services performed by an independent third party.

                  "NET CASH FROM DISPOSITION OF THE THEATRES" means Net Cash attributable to Disposition of one or more Theatres, including all principal and interest payments with respect to any note or other obligation received by Cinemark in connection with the Disposition of the Theatres.

                  "NET CASH FROM OPERATIONS" means all Net Cash other than Net Cash from Disposition of the Theatres.

                  "OPERATING LOSSES" means all Losses (including each item of income, expense and deduction comprising such Losses) derived from operations during the fiscal year, determined without regard to Disposition Profits or Disposition Losses.

                  "OPERATING PROFITS" means all Profits (including each item of income, expense and deduction comprising such Profits) derived from operations during the fiscal year, determined without regard to Disposition Profits or Disposition Losses.

                  "PROFITS" and "LOSSES" means, for each fiscal year or other period, an amount equal to Cinemark's taxable income or loss for such year or period attributable to the Theatres.

                  "THEATRE LEVEL CASH FLOW" shall be defined as Gross Revenues minus Expenses for each fiscal year during the operation of the Theatres.

         7. MANAGEMENT AND OPERATION. Stock shall not, and hereby acknowledges that he shall not, have any right or authority to participate in the management or operation of the Theatres, except during any period he is employed by Cinemark as an executive officer. It is understood and agreed that Cinemark will operate and manage the Theatres.

         8. OWNERSHIP. It is understood and agreed by the parties that Cinemark is granting Stock hereunder solely an interest in the net profits or net losses of the operation of the Theatre. Nothing herein shall be construed as granting Stock any right or authority to participate in the ownership, management or control of the Theatres, the lease agreement with respect to any

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Theatre or any equipment at any Theatre or property associated with any Theatre or any other theatre operated by Cinemark during the term of this Agreement.

         9. ASSIGNMENT. Stock shall not assign, transfer, convey, encumber or hypothecate the interest granted herein without the prior written consent of Cinemark which Cinemark may grant or withhold in its sole and absolute discretion.

         10. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed as creating a relationship of principal or agent, partnership or joint venture among the parties.

         11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by receipted overnight courier, or by registered or certified mail, return receipt requested, postage and fees prepaid, first class mail:

                  To: Stock:        Alan W. Stock
                                    4906 St. Lawrence Court
                                    Plano, Texas 75094

                  To: Cinemark:     Cinemark USA, Inc.
                                    3900 Dallas Parkway, Suite 500
                                    Plano, Texas 75093
                                    Attention: Chief Executive Officer
                                    Telecopy Number: (972) 665-1003

                  With Copy to:     Cinemark USA, Inc.
                                    3900 Dallas Parkway, Suite 500
                                    Plano, Texas 75093
                                    Attention: General Counsel
                                    Telecopy Number: (972) 665-1004

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

         12. GOVERNING LAW. This Agreement and all of the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement shall be governed, enforced and construed in accordance with the laws of the State of Texas.

         13. SEVERABILITY. In the event any of the provisions, or portions thereof, of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby. Any provisions so held unenforceable or invalid shall be reformed by such court to reflect the construction most nearly approximating the intent of such provision which shall be valid and enforceable, and the parties hereto hereby agree to such provision as reformed.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supercedes the Original Agreement which shall hereinafter be deemed terminated and of no further force or effect.

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         15.      BINDING EFFECT; EFFECTIVE DATE. This Agreement shall be
binding upon and inure to the benefit of all the parties hereto and their respective heirs, legatees, legal representatives, successors and permitted assigns. This Restated Agreement shall become effective automatically without further actions by the Cinemark or Stock immediately upon the consummation of the Merger (the "EFFECTIVE DATE"). However, this Restated Agreement shall terminate and shall be of no further force and effect if the Merger Agreement is terminated prior to the Effective Date in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                CINEMARK USA, INC.

                                By: /s/ Robert Copple
                                    -----------------------------------
                                Name:  Robert Copple
                                Title: Senior Vice President

                                /s/ Alan W. Stock
                                ----------------------------------------
                                Alan W. Stock

With respect to the provisions of Section 4, acknowledged and agreed to by:

CINEMARK, INC.

By: /s/ Michael Cavalier
   ----------------------------
Name: Michael Cavalier
Its:  Secretary

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                                    EXHIBIT A

                                    THEATRES

Holiday Village 4
1776 Park Avenue, #4
Box 770-309
Park City, Utah 84060
(4 screens)

Kentucky Oaks Mall (II)
5159 Hinkleville, Unit #010
Paducah, Kentucky 42001
(12 screen)